EXHIBIT 99.4

NEWS	Clinical Data, Inc.
One Gateway Center, Suite 411, Newton, MA 02458 USA
FOR IMMEDIATE RELEASE
CLINICAL DATA ANNOUNCES $12 MILLION PRIVATE PLACEMENT
NEWTON, MA — November 18, 2005, Clinical Data, Inc. (NASDAQ:CLDA) today announced that it has entered into definitive agreements with certain institutional and other accredited investors with respect to the private placement of 614,629 shares of newly issued common stock, and warrants to purchase 307,315 shares of common stock, for a total purchase price of approximately $12.025 million. The Company intends to use the gross proceeds from the private placement, which will be paid in full to the Company as no placement agent was used in the transaction, to pay down certain outstanding indebtedness and to support the Company’s growth plans as it continues to integrate the operations of Genaissance Pharmaceuticals and plan for the acquisition of Icoria, Inc., which is expected to close in mid December.
Israel M. Stein, M.D., President of Clinical Data commented, “With this financing, we believe we have further strengthened our financial position to continue execution of our key growth initiatives, including our efforts to solidify our position as a leading worldwide provider of genomic services to the pharmaceutical, biotech, clinical, academic and agricultural marketplaces.”
The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Clinical Data has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and the shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.
For additional information, please refer to Clinical Data’s current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.
About Clinical Data, Inc.
Clinical Data, Inc. is a worldwide leader in developing and commercializing pharmacogenomics and clinical diagnostics to improve patient care. The Company’s genomic services are marketed to the pharmaceutical, biotech, clinical, academic and agricultural marketplaces. The Company is utilizing pharmacogenomics to develop molecular diagnostics and more efficacious therapeutics by finding genetic markers to guide drug development and utilization. Its diagnostic and instrumentation business has a market focus on the physician’s office, hospital and small-to-medium sized laboratory segments.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully integrate the operations, business and technology obtained in our recent acquisition of Genaissance Pharmaceuticals and to be obtained in our announced acquisition of Icoria; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: our ability to consummate the acquisition of Icoria and to achieve the expected synergies and operating efficiencies from the Genaissance acquisition and the Icoria acquisition; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for biomarker and pharmacogenomic products and services; general economic downturns; and other risks contained in our various SEC reports and filings. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s recent SEC reports and filings, including but not limited to, its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and its 2004 and 2005 quarterly reports on Forms 10-QSB and 10-Q.
For information at Clinical Data, Inc. contact:
Mark D. Shooman, Sr. Vice President and Chief Financial Officer
1 617 527 9933
Internet Website: www.clda.com
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